EXHIBIT 24.1

KPMG Peat Marwick

     Certified Public Accountants







                  Independent Auditors' Consent
                  -----------------------------



The Board of Directors
National Health Laboratories Incorporated:

We consent to incorporation by reference in the registration statements (No. 33-29182 and No. 33-43006) on Form S-8 of National Health Laboratories Incorporated of our report dated February 10, 1994 relating to the consolidated balance sheets of National Health Laboratories Incorporated and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of National Health Laboratories Incorporated.



                              KPMG Peat Marwick

San Diego, California
March 25, 1994















Member Firm of
Klynveld Peat Marwick Goerdeler